                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [ x ]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ x ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                          Allied Capital Corporation
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ x ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

[ALLIED CAPITAL LOGO]

                           ALLIED CAPITAL CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

     The 1999 Annual Meeting of Stockholders of Allied Capital Corporation (the "Company") will be held in the Crystal Ballroom at The Carlton Hotel, 923 Sixteenth Street, NW, Washington, DC on May 11, 1999 at 10:00 a.m. (Eastern
Time) for the following purposes:

     1. To elect four directors of the Company who will serve for three years, or until their successors are elected and qualified.

     2. To ratify the selection of Arthur Andersen LLP to serve as independent public accountants for the Company for the year ending December 31, 1999.

     3. To transact such other business as may properly come before the meeting.

     You have the right to receive notice and to vote at the meeting if you were a stockholder of record at the close of business on March 24, 1999. Shareholders are urged to vote their proxy promptly, whether or not they expect to attend the meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

                                              By order of the Board of Directors
                                              [/s/ Suzanne Votaw Sparrow]
                                              Suzanne Votaw Sparrow
                                              Corporate Secretary

March 31, 1999

   This is an important meeting. To ensure proper representation at the meeting, please complete, sign, date and, return the proxy card in the enclosed, self-addressed envelope. Even if you sign and return a proxy card, you still may attend the meeting and vote your shares in person.

                           ALLIED CAPITAL CORPORATION
                   1919 Pennsylvania Avenue, NW, Third Floor
                              Washington, DC 20006

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Allied Capital Corporation (the "Company") for use at the Company's 1999 Annual Meeting of Stockholders (the "Meeting") to be held on May 11, 1999 at 10:00 a.m. (Eastern Time) in the Crystal Ballroom at The Carlton Hotel, 923 Sixteenth Street, NW, Washington, DC and at any adjournments thereof. This Proxy Statement, the accompanying proxy card and the Company's Annual Report to Stockholders for the year ended December 31, 1998 are first being sent to stockholders on or about March 31, 1999.

     We encourage you to vote your shares, either by voting in person at the Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card and we receive it in time for the Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. IF YOU GIVE NO INSTRUCTIONS ON THE PROXY CARD, THE SHARES COVERED BY THE PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS AND FOR THE OTHER MATTERS LISTED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS.

     If you are a "stockholder of record" (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the Secretary of the Company in writing at the above address, by submitting a properly executed, later-dated proxy or by voting in person at the Meeting. Any stockholder of record attending the Meeting may vote in person whether or not he or she has previously executed and returned a proxy card. If your shares are held for your account by a broker, bank or other institution or nominee ("Broker Shares"), you may vote such shares at the Meeting only if you obtain proper written authority from your institution or nominee and present it at the Meeting.

PURPOSE OF MEETING

     At the Meeting, you will be asked to vote on the following proposals:

     1. To elect four directors of the Company who will serve for three years, or until their successors are elected and qualified.

     2. To ratify the selection of Arthur Andersen LLP to serve as independent public accountants for the Company for the year ending December 31, 1999.

     3. To transact such other business as may properly come before the meeting.

VOTING SECURITIES

     You may vote your shares at the Meeting only if you were a stockholder of record at the close of business on March 24, 1999 (the "Record Date"). On March 24, 1999, there were 58,765,691 shares of the Company's common stock outstanding. Each share of the common stock is entitled to one vote.

     If a majority of the shares entitled to vote are present at the Meeting, then a quorum has been reached and the Meeting can commence. A share is present for quorum purposes if it is represented in person or by proxy for any purpose at the Meeting. Abstentions and

Broker Shares that are voted on any matter at the Meeting are included in determining the presence of a quorum for the transaction of business at the commencement of the Meeting and on those matters for which the broker, nominee or fiduciary has authority to vote.

     If a quorum is not present at the Meeting, or if a quorum is present but there are not enough votes to approve any of the proposals, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval on such proposal(s).

     The Company's Employee Stock Ownership Plan (the "ESOP") owns a total of 282,520 shares, representing 0.5% of the Company's total outstanding shares of common stock. Participants in the ESOP may direct the voting of these shares; however, if a participant does not direct the voting, the co-trustees of the ESOP, who are executive officers of the Company, will vote the shares on behalf of that participant.

     Each of the four nominees for election as directors who receives a majority of the affirmative votes cast at the Meeting in person or by proxy in the election of directors will be elected as a director. Stockholders do not have cumulative voting rights. Votes that are withheld, abstentions and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast, and will have no effect on the election of directors.

INFORMATION REGARDING THIS SOLICITATION

     The Company will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card. The Company has requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.

     In addition to the solicitation of proxies by the use of the mails, proxies may be solicited in person and by telephone, facsimile transmission or telegram by directors, officers or regular employees of the Company, without special compensation therefor.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of March 24, 1999, the beneficial ownership of each current director, each nominee for director, the Chief Executive Officer, the Company's executive officers, and the executive officers and directors as a group. At this time, the Company is unaware of any shareholder owning 5% or more of the outstanding shares of common stock of the Company. Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power.

                                                               NUMBER OF
                                                                 SHARES
NAME OF                                                          OWNED        PERCENTAGE
BENEFICIAL OWNER                                              BENEFICIALLY    OF CLASS 1
----------------                                              ------------    ----------
DIRECTORS:
William L. Walton.........................................        779,650(2,3)     1.3%
Brooks H. Browne..........................................         40,056           *
John D. Firestone (7).....................................         19,332           *
Anthony T. Garcia (7).....................................         52,507           *
Lawrence I. Hebert (7)....................................         16,800           *
John I. Leahy.............................................         16,818           *
Robert E. Long............................................          9,796           *
Warren K. Montouri........................................        196,182           *
Guy T. Steuart II.........................................        317,180(4)        *
T. Murray Toomey, Esq.....................................         32,666(5)        *
Laura W. van Roijen (7)...................................         28,302           *
George C. Williams, Jr....................................        380,277(2)        *
EXECUTIVE OFFICERS:
Philip A. McNeill.........................................        196,038(2)        *
Penni F. Roll.............................................         64,444(2)        *
John M. Scheurer..........................................        369,573(2)        *
Joan M. Sweeney...........................................        319,933(2)        *
G. Cabell Williams III....................................        732,153(2,3)     1.2%
All directors and executive officers as a group (17 in
  number).................................................      3,252,237(6)       5.5%

---------------
* Less than 1%

(1) Based on a total of 58,765,691 shares of the Company's common stock issued and outstanding on March 24, 1999 and shares of the Company's common stock issuable upon the exercise of immediately exercisable stock options held by each individual executive officer. At this time, no options have been granted to non-officer directors.

(2) Share ownership for the following directors and executive officers includes:

                                                                        OPTIONS
                                                                      EXERCISABLE        ALLOCATED
                                                        OWNED        WITHIN 60 DAYS       TO ESOP
                                                       DIRECTLY    OF MARCH 24, 1999      ACCOUNT
                                                       --------    ------------------    ---------
    William L. Walton..............................    261,566          235,564              547
    George C. Williams, Jr.........................    284,346           95,931                -
    Philip A. McNeill..............................    112,337           76,677            7,024
    Penni F. Roll..................................     35,975           25,959            2,510
    John M. Scheurer...............................    235,267          114,876           19,430
    Joan M. Sweeney................................    196,355          115,592            7,986
    G. Cabell Williams III.........................    365,998           83,635           61,635

(3) Includes 282,520 shares held by the ESOP, of which Messrs. Walton and Williams III are co-trustees. Participants in the ESOP may direct the voting of these shares; however, if a participant does not direct the voting, the co-trustees of the ESOP will vote the shares on behalf of the participants. Messrs. Walton and Williams III disclaim beneficial ownership of such shares. As of December 31, 1998, all shares held in the ESOP had been allocated to participants.

(4) Includes 276,691 shares held by a corporation for which Mr. Steuart serves as an executive officer.

(5) Shares are held by a trust for the benefit of Mr. Toomey and his wife.

(6) Includes a total of 748,234 shares underlying stock options exercisable within 60 days of March 24, 1999, which are assumed to be outstanding for the purpose of calculating the group's percentage ownership, and 282,520 shares held by the ESOP.

(7) Director is a nominee standing for election at this Meeting.

                                  ELECTION OF DIRECTORS

     Effective at the Annual Meeting of Stockholders held on May 14, 1998 (the "1998 Meeting"), the Company's bylaws were amended to provide that directors of the Company would be classified into three approximately equal classes, with each class being elected initially for one, two or three year terms, with the terms of office of only one of the three classes expiring each year. At the 1998 Meeting, Class I Directors were elected for one-year terms, Class II Directors were elected for two-year terms, and Class III Directors were elected for full three year terms. Thereafter, Class I Directors will be elected for full three-year terms commencing with the 1999 Annual Meeting of stockholders and Class II Directors will be elected for full three-year terms commencing with the 2000 Annual Meeting of stockholders. Directors serve until their successors are elected and qualified.

     The Class I Directors, Messrs. Firestone, Garcia, and Hebert, and Ms. van Roijen, have been nominated for election for a three-year term expiring in 2002. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

     A stockholder using the enclosed proxy card can vote for or withhold his or her vote from any or all of the nominees. IF THE PROXY CARD IS PROPERLY EXECUTED BUT UNMARKED, IT IS THE INTENTION OF THE PERSONS NAMED AS PROXIES TO VOTE SUCH PROXY FOR THE ELECTION OF ALL THE NOMINEES NAMED BELOW. IF ANY OF THE NOMINEES SHOULD DECLINE OR BE UNABLE TO SERVE AS A DIRECTOR, IT IS INTENDED THAT THE ENCLOSED PROXY WILL BE VOTED FOR THE ELECTION OF SUCH PERSON OR PERSONS AS ARE NOMINATED AS REPLACEMENTS. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

INFORMATION ABOUT THE NOMINEES AND DIRECTORS

     Certain information, as of March 24, 1999, with respect to each of the four nominees for election at the Meeting, as well as each of the Class II and Class III Directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each nominee holds, and the year in which each nominee became a director of the Company or any of its predecessor companies. The predecessor companies are discussed below under "Cut-Off Award and Formula Award."

     All the directors and nominees currently serve as directors of the Company's direct subsidiaries, including Allied Investment Corporation and Allied Capital SBLC Corporation.

     The business address of each nominee and director listed below is 1919 Pennsylvania Avenue, NW, Washington, DC 20006.

                               NOMINEES FOR CLASS I DIRECTORS

JOHN D. FIRESTONE

Age 55. Partner of Secor Group since 1978; Director of Business Mortgage Investors, Inc. (an affiliate of the Company) and Security Storage Company of Washington, DC; Senior Advisor to Gilbert Capital, Inc. He has served as a director of the Company or one of its predecessors since 1993.

ANTHONY T. GARCIA

Age 42. General Manager of Breen Capital Group (investor in tax liens) since 1997; Senior Vice President of Lehman Brothers Inc. from 1985 to 1996. He has served as a director of the Company or one of its predecessors since 1991.

LAWRENCE I. HEBERT

Age 52. Director, Riggs National Corporation since 1988; Director, Riggs Investment Management Corporation (an indirect subsidiary of the Corporation); Director, Riggs Bank Europe Limited (an indirect subsidiary of the Corporation); President and Director, Perpetual Corporation (owner of Allbritton Communications Company and Allnewsco, Inc.); Chairman and Chief Executive Officer, Allbritton Communications Company (owner of television stations); Director, Allnewsco, Inc. (news programming service); President, Westfield News Advertiser, Inc. (owner of a television station and newspapers); Trustee, The Allbritton Foundation; Vice President, University Bancshares, Inc. (a Texas bank holding company) from 1975 to 1997. He has served as a director of the Company or one of its predecessors since 1989.

LAURA W. VAN ROIJEN

Age 47. Private real estate investor since 1992. Chairman of CWV & Associates (RTC qualified contracting firm) from 1991 to 1994; Director and Treasurer of Black Possum Inc. (retail concern) from 1994 to 1996; President of Volta Place, Inc. (real estate advisory firm) from 1991 to 1994; Vice President (from 1986 to
1991) and Market Director (from 1989 to 1991) of Citicorp Real Estate, Inc. She has served as a director of the Company or one of its predecessors since 1992.

                          CLASS II DIRECTORS -- TERM EXPIRING 2000

JOHN I. LEAHY

Age 68. President of Management and Marketing Associates (a management consulting firm) since 1986; President and Group Executive Officer, Western Hemisphere of Black & Decker Corporation from 1982 to 1985. Director of Kar Kraft Systems, Inc., Cavanaugh Capital, Inc., Acorn Products, Inc., The Wills Group, Thulman-Eastern Company and Gallagher Fluid Seals, Inc. He has served as a director of the Company or one of its predecessors since 1994.

WARREN K. MONTOURI

Age 69. Partner, Montouri & Roberson, (real estate investment firm) since 1980; Director of Franklin National Bank since 1996; Director of C&S/Sovran Bank from 1970 to 1990; Director of Sovran Financial Corporation from 1989 to 1990; Director of NationsBank, N.A. from 1990 to 1996; Trustee of Suburban Hospital from 1991 to 1994; Trustee of

Audubon Naturalist Society from 1979 to 1985. He has served as a director of the Company or one of its predecessors since 1986.

GUY T. STEUART II

Age 67. Director and President of Steuart Investment Company (manages, operates, and leases real and personal property and holds stock in operating subsidiaries engaged in various businesses) since 1960; Trustee Emeritus of Washington and Lee University. He has served as a director of the Company or one of its predecessors since 1984.

T. MURRAY TOOMEY, ESQ.

Age 75. Attorney at law since 1949; Director of The National Capital Bank of Washington and Federal Center Plaza Corporation; Trustee of The Catholic University of America. He has served as a director of the Company or one of its predecessors since 1959.

                         CLASS III DIRECTORS -- TERM EXPIRING 2001

WILLIAM L. WALTON*

Age 49. Chairman, Chief Executive Officer and President of the Company since 1997; President of Allied Capital Corporation II from 1996 to 1997; Chairman of Business Mortgage Investors, Inc. (an affiliate of the Company); Director of Nobel Learning Communities, Inc. (a portfolio company); Chief Executive Officer of Success Lab, Inc. (children's educational services) from 1993 to 1996; Chief Executive Officer of Language Odyssey (educational publishing and services) from 1992 to 1996; Managing Director of Butler Capital Corporation from 1987 to 1991; Investment adviser to William S. Paley, founder and Chairman of CBS, from 1985 to 1987; Investment banker at Lehman Brothers Kuhn Loeb from 1982 to 1985. He has served as a director of the Company or one of its predecessors since 1986.

GEORGE C. WILLIAMS, JR.*

Age 72. Chairman Emeritus of the Company; officer of the predecessor companies from the later of 1959 or the inception of the relevant entity; President or Chairman and Chief Executive Officer of the predecessor companies from the later of 1964 or each entities' inception until 1991. Director of Business Mortgage Investors, Inc. (an affiliate of the Company). He has served as a director of the Company and its predecessor companies since the later of 1964 or each entity's inception. Mr. Williams is the father of G. Cabell Williams III, an executive officer of the Company.

BROOKS H. BROWNE

Age 49. President of Environmental Enterprises Assistance Fund since 1993; President, Executive Vice President or Senior Vice President of Allied Capital Advisers, Inc. from 1984 to 1993; Director of SEAF, Corporation Financiera Ambiental (Panama), Empresas Ambientales de Centro America (Costa Rica) and Yayasan Bina Usaha Lingkungan (Indonesia) (environmental non-profit or investment funds). He has served as a director of the Company or one of its predecessor companies since 1990.

---------------

* Messrs. Walton and Williams are "interested persons" of the Company, as defined in the Investment Company Act of 1940, as amended, due to their positions as officers of the Company.

ROBERT E. LONG

Age 67. Managing Director of Goodwyn, Long & Black Investment Management, Inc.; President and Chief Executive Officer of Business News Network, Inc. from 1995 to 1998; Chairman and Chief Executive Officer of Southern Starr Broadcasting Group, Inc. from 1991 to 1995; Director and President of Potomac Asset Management, Inc. from 1983 to 1991; Director of Ambase Inc., AHL Shipping Company, Inc., CSC Scientific, Inc., and Global Travel, Inc. He has served as a director of the Company or one of its predecessor companies since 1972.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company has established an Executive Committee, an Audit Committee, a Nominating Committee and a Compensation Committee. During 1998, the Board of Directors of the Company held eight board meetings and 23 committee meetings. All directors attended at least 75% of the aggregate number of meetings of the Board and of the respective committees on which they served, except Mr. Browne.

     The Executive Committee has and may exercise those rights, powers and authority that the Board of Directors from time to time grants to it, except where action by the full Board is required by statute, an order of the Securities and Exchange Commission (the "Commission") or the Company's charter or bylaws. In addition, the Executive Committee is authorized to approve all investments over $10 million, or any investment that possesses unusual risk/reward characteristics. The Executive Committee consists of Messrs. Walton, Leahy, Long, Montouri, and Williams. The Executive Committee met sixteen times during 1998.

     The Audit Committee recommends the selection of independent public accountants for the Company, reviews with such independent public accountants the planning, scope and results of their audit of the Company's financial statements and the fees for services performed, reviews with the independent public accountants the adequacy of internal control systems, reviews the Company's annual financial statements and receives the Company's audit reports and financial statements. The Audit Committee consists of Messrs. Browne, Leahy and Steuart. The Audit Committee met twice during 1998.

     The Compensation Committee determines the compensation for the Company's executive officers and the amount of salary and bonus to be included in the compensation package for each of the Company's officers and employees. In addition, the Compensation Committee approves stock option grants for the Company's officers under the Company's Stock Option Plan. The Compensation Committee consists of Messrs. Browne, Long, Firestone, and Garcia. The Compensation Committee met four times during 1998.

     The Nominating Committee recommends candidates for election as directors to the Board of Directors. The Nominating Committee consists of Messrs. Walton, Hebert, Toomey and Steuart, and Ms. van Roijen. The Nominating Committee met once during 1998.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth compensation that the Company paid during the year ended December 31, 1998 to all the directors, the Chief Executive Officer, and the three highest paid executive officers of the Company (collectively, the "Compensated Persons,") in each capacity in which each Compensated Person served. Certain of the Compensated Persons served as both officers and directors.

                               COMPENSATION TABLE

                                                                        PENSION OR
                                  AGGREGATE         SECURITIES      RETIREMENT BENEFITS   DIRECTORS FEES
                              COMPENSATION FROM     UNDERLYING      ACCRUED AS PART OF     PAID BY THE
     NAME AND POSITION         THE COMPANY(1)     OPTIONS/SARS(4)    COMPANY EXPENSES       COMPANY(5)
     -----------------        -----------------   ---------------   -------------------   --------------
William L. Walton, Chairman
  and Chief Executive
  Officer(2)................     $2,158,599           754,188              $ --              $17,667
Joan M. Sweeney, Managing
  Director(2)...............      1,178,920           374,275                --                    0
G. Cabell Williams III,
  Managing Director(2)......        896,873           278,403                --                    0
Brooks H. Browne,
  Director..................         10,500                --                --               10,500
John D. Firestone,
  Director..................         11,500                --                --               11,500
Anthony T. Garcia,
  Director..................         12,500                --                --               12,500
Lawrence I. Hebert,
  Director..................          8,500                --                --                8,500
John I. Leahy, Director.....         17,167                --                --               17,167
Robert E. Long, Director....         18,667                --                --               18,667
Warren K. Montouri,
  Director..................         15,667                --                --               15,667
Guy T. Steuart II,
  Director..................         11,000                --                --               11,000
T. Murray Toomey,
  Director..................          7,500                --                --                7,500
Laura W. van Roijen,
  Director..................          8,500                --                --                8,500
George C. Williams, Jr.
  Director, Chairman
  Emeritus(3)...............        626,206           151,395                --               18,167

-------------------------
(1) There were no perquisites paid by the Company in excess of the lesser of $50,000 or 10% of the Compensated Person's total salary and bonus for the year.
(2) The following table provides detail for 1998 as to the aggregate compensation of the three highest paid executive officers of the Company.

                                               VESTED                                 DEFERRED
                                              FORMULA     CUT-OFF        ESOP       COMPENSATION   DIRECTORS
                        SALARY     BONUS       AWARD       AWARD     CONTRIBUTION   CONTRIBUTION     FEES
                       --------   --------   ----------   --------   ------------   ------------   ---------
Mr. Walton...........  $351,517   $525,000   $1,056,683   $170,156      $8,000        $29,576       $17,667
Ms. Sweeney..........   222,191    275,000      619,154     38,965       8,000         15,610            --
Mr. Williams III.....   225,327    275,000      287,523     88,257       8,000         12,766            --

    The Formula Award, which totaled approximately $19 million in the aggregate, vests in three equal installments on December 31, 1998, 1999, and 2000, and will be expensed for financial reporting purposes similarly. The amount of the Formula Award expensed in 1998 for financial reporting purposes for Mr. Walton, Ms. Sweeney and Mr. Williams was $1,472,451, $862,761 and $400,664,
respectively. The amount expensed was based on the value of the Formula Award contribution to the deferred compensation plan in January 1998. On January 4, 1999, the first vested installment of the Formula Award was generally distributed to participants at the market value of the Company's common stock on that day. The distribution amount for Mr. Walton, Ms. Sweeney and Mr. Williams was $1,056,683, $619,154 and $287,523, respectively. The deferred compensation plan trust distributed the vested shares to brokerage accounts for the participants that restrict the sale of the vested shares.

    The Cut-Off Award, which totaled $2.9 million in the aggregate, will be paid to individuals on the respective vesting date of any options under the Old Plans which were canceled in connection with the merger. See "-- Cut-Off Award and Formula Award."

(3) In addition to director's fees, Mr. Williams received $144,000 in consulting fees, $32,686 in Cut-Off Award and $431,353 in vested Formula Award. The amount of the Formula Award expensed in 1998 for Mr. Williams was $601,068.
(4) See "Stock Option Awards" for terms of options granted in 1998. The Company does not maintain a restricted stock plan or a long-term incentive plan.
(5) Consists only of directors' fees paid by the Company during 1998. Such fees are also included in the column titled "Aggregate Compensation from the Company."

COMPENSATION OF DIRECTORS

     During the first quarter of 1998, each director received a fee of $1,000 for each meeting of the board of directors or any separate committee meeting attended, and $500 for each committee meeting attended on the same day as a board of directors meeting. Beginning in April 1998, each director received $1,000 for each board or committee meeting attended, except with respect to the members of the Executive Committee, who each received an annual retainer of $10,000 in lieu of fees paid for each Executive Committee meeting attended. For 1998, this annual retainer was prorated. Non-officer directors are eligible for stock option awards under the Company's current stock option plan provided that the Commission grants exemptive relief to permit such awards. No grants have been made to non-officer directors under the Company's stock option plan. See "--Stock Option Plan."

STOCK OPTION AWARDS

     The following table sets forth the details relating to option grants in 1998 to Compensated Persons under the Company's Stock Option Plan, and the potential realizable value of each grant, as prescribed to be calculated by the Commission. See "Stock Option Plan."

                           OPTIONS GRANTS DURING 1998

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                               NUMBER OF                                                   ANNUAL RATES
                               SECURITIES    PERCENT OF                               OF STOCK APPRECIATION
                               UNDERLYING   TOTAL OPTIONS   EXERCISE                   OVER 10-YEAR TERM(3)
                                OPTIONS        GRANTED      PRICE PER   EXPIRATION   ------------------------
NAME                           GRANTED(1)    IN 1998(2)       SHARE        DATE          5%           10%
----                           ----------   -------------   ---------   ----------   ----------   -----------
William L. Walton............   659,188         12.7%        $21.375      1/8/08     $8,861,216   $22,456,060
                                 95,000          1.8          17.875     12/8/08      1,067,942     2,706,374
Joan M. Sweeney..............   319,275          6.2          21.375      1/8/08      4,291,893    10,876,500
                                 55,000          1.1          17.875     12/8/08        618,282     1,566,848
G. Cabell Williams III.......   223,403          4.3          21.375      1/8/08      3,003,122     7,610,501
                                 55,000          1.1          17.875     12/8/08        618,282     1,566,848
George C. Williams, Jr.......   141,395          2.7          21.375      1/8/08      1,900,720     4,816,797
                                 10,000          0.2          17.875     12/8/08        112,415       284,881

---------------
(1) Options granted in 1998 generally vest in six equal installments beginning on the date of grant, with full vesting occurring on the fifth anniversary of the grant date or change of control of the Company.

(2) In 1998, the Company granted options to purchase a total of 5,189,944 shares.

(3) Potential realizable value is calculated on 1998 options granted, and is net of the option exercise price but before any tax liabilities that may be incurred. These amounts represent certain assumed rates of appreciation, as mandated by the Commission. Actual gains, if any, or stock option exercises are dependent on the future performance of the shares, overall market conditions, and the continued employment by the Company of the option holder. The potential realizable value will not necessarily be realized.

CUT-OFF AWARD AND FORMULA AWARD

     On December 31, 1997, entities formerly known as Allied Capital Corporation, Allied Capital Corporation II, Allied Capital Commercial Corporation and Allied Capital Advisers, Inc. ("Advisers") merged with and into the Company, which was then known as Allied Capital Lending Corporation ("Allied Lending"). Each predecessor company (including the Company) is referred to individually as a "predecessor company" and collectively as the "predecessor companies."

     Prior to the merger, each of the five predecessor companies had a stock option plan (the "Old Plans"). Each predecessor company had granted options under its respective Old Plans to various employees of Advisers who also were officers of that predecessor company. In preparation for the merger, the compensation committee of Advisers, in conjunction with the compensation committees of the other predecessor companies, determined that the five Old Plans should be terminated upon the merger, so that the new merged Company would be able to develop a new plan that would incent all officers and directors with a single equity security. The existence of the Old Plans had resulted in certain inequities in option grants among the various officers of the predecessor companies simply because of the differences in the underlying equity securities.

     To balance stock option awards among employees, and to account for the deviations caused by the existence of five plans supported by five different publicly traded stocks, two special awards were developed to be granted in lieu of options under the Old Plans that were forgone upon the merger and the cancellation of the Old Plans.

     Cut-Off Award. The first award established a cut-off dollar amount as of the date of the announcement of the merger (August 14, 1997) that was computed for all outstanding, but unvested options that were canceled as of the date of the merger (the "Cut-Off Award"). The Cut-Off Award was designed to cap the appreciated value in unvested options at the merger announcement date in order to set the foundation to balance option awards upon the merger. The Cut-Off Award, in the aggregate, was computed to be $2.9 million, and is equal to the difference between the market price of the shares of stock underlying the canceled options under the Old Plans at August 14, 1997, less the exercise prices of the options. The Cut-Off Award is payable for each canceled option as the canceled options would have vested and vests automatically in the event of a change of control. The Cut-Off Award is payable if the award recipient is employed by the Company on the future vesting date. The following table indicates the Cut-Off Award for each Compensated Person, and the related vesting schedule.

CUT-OFF AWARD RECIPIENT        1998       1999       2000       2001       2002
-----------------------      --------   --------   --------   --------   --------
William L. Walton.........   $170,157   $170,157   $170,157   $      0   $      0
Joan M. Sweeney...........     38,964     37,678     36,602      2,026          0
G. Cabell Williams III....     88,257     46,802     39,677     21,152     18,916
George C. Williams, Jr....     32,686      4,688     52,373          0          0

     Formula Award. The second award (the "Formula Award") was designed to compensate officers from the point when their unvested options ceased to appreciate in value pursuant to the Cut-Off Award (i.e. August 14, 1997) up until the time at which they would be able to receive option awards in the Company after the merger became effective. In the aggregate, the Formula Award equaled six percent (6%) of the difference between the combined aggregate market capitalizations of the predecessor companies as of the close of the market on December 30, 1997, and the combined aggregate market capitalizations of the predecessor companies on August 14, 1997. In total, the combined aggregate market capitalization of the predecessor companies increased by $319 million from August 14, 1997 to December 30, 1997, and the aggregate Formula Award was approximately $19 million.

     The Formula Award was designed as a long-term compensation program to be a replacement for canceled stock options and to balance share ownership among key officers for past and prospective service. The terms of the Formula Award required that the award be contributed to the Company's deferred compensation plan, and be used to purchase shares of the Company in the open market. See "Deferred Compensation Plan."

     The Formula Award vests and accrues equally over a three-year period, on the anniversary of the merger date (December 31, 1997), and vests automatically in the event of a change of control of the Company. If an officer terminates employment with the Company prior to the vesting of any part of the Formula Award, that amount will be forfeited to the Company. Assuming all officers meet the vesting requirement, the Company will accrue the Formula Award over the three-year period in equal amounts of approximately $6.4 million, less any forfeitures. For the year ended December 31, 1998, $6.2 million, net of forfeitures of $0.3 million, was expensed for the Formula Award. The following table indicates the Formula Award for each Compensated Person, and the related vesting schedule.

FORMULA AWARD RECIPIENT                       1998          1999          2000
-----------------------                    ----------    ----------    ----------
William L. Walton......................    $1,472,451    $1,472,451    $1,472,451
Joan M. Sweeney........................       862,761       862,761       862,761
G. Cabell Williams III.................       400,664       400,664       400,664
George C. Williams, Jr.................       601,068       601,068       601,068

     On January 4, 1999, the portion of the Formula Award that vested on December 31, 1998 was generally distributed to participants in the form of the Company's common stock which had a value of $4,062,000. These shares are held in restricted accounts at a brokerage firm and are included in the direct ownership of executive officers.

STOCK OPTION PLAN

     The Company's Stock Option Plan (the "Plan") is intended to encourage stock ownership in the Company by officers, thus giving them a proprietary interest in the Company's performance. The Company's shareholders approved the Plan at the Special Meeting of Stockholders of Allied Lending held on November 26, 1997.

     The Compensation Committee's principal objective in awarding stock options to the Company's Chief Executive Officer and other eligible officers is to align each of the officer's interests with the success of the Company and the financial interests of its stockholders. The committee believes that the Plan achieves its objective because it links a portion of such executive's compensation with the performance of the Company's stock and the value delivered to stockholders. The committee grants stock options under the Plan at a price not less than the prevailing market value and such options will have value only if the Company's stock price increases. The committee determines the amount and features of the stock options, if any, to be awarded to the Company's officers. Historically, when granting stock options, the committee evaluated a number of criteria, including the recipient's current stock holdings, years of service, position with the Company, and other factors. The committee has not applied a formula assigning specific weights to any of these factors when making its determination. The committee has granted options to executive officers under the Plan, which generally vest over a five-year period. See "Stock Option Awards."

     The Plan is designed to satisfy the conditions of Section 422 of the Code so that options granted thereunder may qualify as "incentive stock options." To qualify as "incentive stock options," options may not become exercisable for the first time in any year to the extent that the number of incentive options first exercisable in that year multiplied by the exercise price exceeds $100,000.

     The Plan contemplates discretionary stock option grants to non-officer directors, but the ability to make such grants must be approved by the Commission. An application is on file with the Commission, and, if approved, would permit option grants to non-officer directors under the Plan.

EMPLOYEE STOCK OWNERSHIP PLAN

     The Company maintains an Employee Stock Ownership Plan, or ESOP. All eligible employees (i.e., employees with one (1) year of service who are at least 21 years of age) of the Company are eligible participants in the ESOP. Pursuant to this qualified plan, during 1998 the Company contributed 5% of each eligible participant's total cash compensation for the year, up to $160,000, to a plan account on the participant's behalf, which fully vests over a two-year period. The contribution with respect to compensation in excess of $160,000 is made to the deferred compensation plan. The ESOP has used substantially all of these cash contributions to purchase shares of the Company, thus aligning every employee's interest with those of the Company and its stockholders. At December 31, 1998, the ESOP held 0.5% of the outstanding shares of the Company, and all of these shares had been allocated to participants' plan accounts. See "Voting Securities."

DEFERRED COMPENSATION PLAN

     The Company maintains a deferred compensation plan (the "Deferred Compensation Plan"). The Deferred Compensation Plan is a funded plan that provides for the deferral of compensation by the Company's employees and consultants. Any employee or consultant of the Company is eligible to participate in the plan at such time and for such period as designated by the Board of Directors. The Deferred Compensation Plan is administered through a trust, and the Company funds this plan through cash contributions. The Deferred Compensation Plan holds the unvested shares of the Company's common stock purchased in connection with the Formula Award. See "-- Formula Award."

CERTAIN TRANSACTIONS

     Indebtedness of Management. The following table sets forth certain information regarding indebtedness to the Company in excess of $60,000 of any person serving as a director or executive officer of the Company and of any nominee for election as a director at any time since January 1, 1998. All of such indebtedness results from loans made by the Company to enable the exercise of stock options. The interest rates charged generally reflect the applicable federal rate on the date of the loan.

                                              HIGHEST AMOUNT                        AMOUNT
                           POSITION WITH       OUTSTANDING        RANGE OF      OUTSTANDING AT
NAME                       THE COMPANY         DURING 1998     INTEREST RATES   MARCH 24, 1999
----                       -------------      --------------   --------------   --------------
William L. Walton........  Chairman and         $2,414,218              6.24%     $2,414,218
                           Chief Executive
                           Officer
Philip A. McNeill........  Managing Director     1,113,865     5.79% -- 6.24%      1,113,865
Penni F. Roll............  Principal and           447,695      5.8% -- 6.24%        447,695
                           Chief Financial
                           Officer
John M. Scheurer.........  Managing Director     2,389,417     5.25% -- 7.45%      2,369,806
Joan M. Sweeney..........  Managing Director     1,832,719     5.79% -- 6.63%      1,832,719
G. Cabell Williams III...  Managing Director     3,322,977     4.92% -- 6.24%      3,322,977
George C. Williams,        Director and
  Jr.....................  Chairman Emeritus     1,850,446     5.89% -- 6.24%      1,850,446

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company's directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the Commission, the National Association of Securities Dealers, Inc. and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company's review of Forms 3, 4 and 5 filed by such persons, the Company believes that during 1998 all Section 16(a) filing requirements applicable to such persons were met in a timely manner.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The disinterested members of the Board of Directors have selected Arthur Andersen LLP as independent public accountants for the Company for the year ending December 31, 1999. This selection is subject to ratification or rejection by the stockholders of the Company. If the stockholders ratify the selection of Arthur Andersen LLP as the Company's accountants, Arthur Andersen LLP also will be the independent public accountants for all subsidiaries of the Company.

     Prior to the year ended December 31, 1997, the Company's financial statements were audited by Matthews, Carter and Boyce, P.C. On December 12, 1997, Matthews, Carter and Boyce, P.C. resigned, effective upon the consummation of the merger, and Arthur Andersen LLP was engaged and continues as the independent accountants of the Company. The decision to change accountants in conjunction with the merger was recommended by the Audit Committee and was approved by the Board of Directors and the shareholders of the Company.

     For the year ended December 31, 1996 and up to the date of resignation of Matthews, Carter and Boyce, P.C., there were no disagreements with Matthews, Carter and Boyce, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Matthews, Carter and Boyce, P.C., would have caused it to make reference to the subject matter of the disagreement in connection with its report. The independent accountants' report on the 1996 financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     Arthur Andersen LLP has advised the Company that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its subsidiaries. It is not expected that a representative of Arthur Andersen LLP will be present, or available to answer questions, at the Meeting, but a representative would have an opportunity to make a statement if he or she chose to attend.

     The expense recorded during the fiscal year ended December 31, 1998 for the professional services provided to the Company by Arthur Andersen LLP consisted of fees for audit services (which included examination of the financial statements of the Company and review of the filings by the Company of reports and registration statements) and for non-audit services. The non-audit services, which were arranged for by management without prior consideration by the Board of Directors, consisted of non-audit-related consultation and the preparation of tax returns for the Company. UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be presented for action at the Meeting. If any matters do come before the Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Meeting. The submission of a proposal does not guarantee its inclusion in the Company's proxy statement or presentation at the Meeting unless certain securities law requirements are met.

                      2000 ANNUAL MEETING OF STOCKHOLDERS

     The Company expects that the 2000 Annual Meeting of Stockholders will be held in May 2000, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting must submit the proposal in writing to the Company at its address in Washington, DC, and the Company must receive the proposal no later than December 3, 1999, in order for the proposal to be considered for inclusion in the Company's proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company's proxy statement or presentation at the meeting.

     Rule 14a-4 of the Securities and Exchange Commission's proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders, if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year's annual meeting of stockholders or the date specified by an overriding advance notice provision in the company's bylaws. The Company's bylaws do not contain such an advance notice provision. Accordingly, for the Company's 2000 Annual Meeting of Stockholders, stockholders must submit written notice to the Corporate Secretary on or before February 16, 2000.

                           ALLIED CAPITAL CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints WILLIAM L. WALTON, GEORGE C. WILLIAMS, JR. and SUZANNE V. SPARROW, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held in the Crystal Ballroom of The Carlton Hotel, 923 Sixteenth Street, NW, Washington, DC on May 11, 1999 at 10:00 A.M. and at all adjournments thereof, as indicated on this proxy.

1.         FOR [ ]   WITHHOLD AUTHORITY [ ]

           The election of the following four persons (except as marked to the contrary) as Class I Directors who will serve as directors of Allied Capital Corporation until 2002, or until their successors are elected and qualified.

                                Class I Directors
                                John D. Firestone
                                Anthony T. Garcia
                               Lawrence I. Hebert
                               Laura W. van Roijen

           INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, STRIKE A LINE THROUGH HIS OR HER NAME ON THE LIST ABOVE.

2.         FOR [ ]             AGAINST [ ]                    ABSTAIN [ ]

           The ratification of the selection of Arthur Andersen LLP as independent public accountants for Allied Capital Corporation for the year ending December 31, 1999.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES AND FOR THE PROPOSAL LISTED. If any other business is presented at the meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Please mark, sign and return this proxy in the enclosed envelope. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement.

                     Dated
                          ----------------------------------------------------

                     Signature
                               -----------------------------------------------


                     Signature
                               -----------------------------------------------
                     Please sign your name(s) exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.